Exhibit 99.3

Nominating and Corporate Governance Committee Charter

TRAJECTORY ALPHA ACQUISITION CORP.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(Effective as of December 9, 2021)

I.	Membership

The Nominating and Corporate Governance Committee (the “Committee”) of Trajectory Alpha Acquisition Corp. (the “Company”) shall consist of at least three (3) directors from the Company’s board of directors (the “Board”) (subject to any phase-in exemption for newly listed companies). All members of the Committee shall (1) meet the applicable independence requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended; provided, however, that the Company may avail itself of any exemption or grace period from such requirement available to it under the rules of the New York Stock Exchange, including the “controlled company” exemption, and (2) otherwise meet the membership qualification requirements contained in this Nominating and Corporate Governance Committee Charter (this “Charter”). Members of the Committee shall be appointed by the Board annually and when a vacancy exists, in each case, in accordance with the Company’s amended and restated certificate of incorporation (as further amended, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”), the Company’s by laws (as amended, supplemented or otherwise modified from time to time, the “By Laws”) and the Company’s corporate governance guidelines (“Corporate Governance Guidelines”), and may be removed by the Board at any time for any reason with or without cause.

II.	Purpose

The Committee’s primary purposes are to:

●	identify, screen and review individuals qualified to serve as members of the Board, consistent with the qualification standards and criteria approved by the Board;

●	recommend to the Board a slate of director nominees for election or reelection at the annual meeting of stockholders or to fill vacancies on the Board and the committees of the Board;

●	recommend to the Board the structure and membership of the committees of the Board;

●	coordinate and oversee the annual evaluations and self-evaluations of the Board, the committees of the Board, individual members of the Board and management;

●	develop and recommend to the Board and oversee the implementation of the Company’s Corporate Governance Guidelines;

●	review on a regular basis the Company’s Corporate Governance Guidelines and overall corporate governance and recommend to the Board any improvements or modifications thereto as and when necessary; and

●	make other recommendations to the Board with respect to corporate governance issues.

III.	Structure and Operations

The Board shall designate one of the members as Chair of the Committee. The Committee shall meet periodically at such times as it determines to be necessary, appropriate or advisable and shall periodically report to the Board regarding any issues, recommendations or findings as it deems appropriate. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members. The Committee may invite members of management to attend all or a portion of its meetings. The Committee shall have the opportunity at each regularly scheduled meeting to meet in executive session without the presence of management. The Committee may delegate any of its responsibilities to one or more subcommittees as it may deem appropriate to the extent allowed by applicable law and the rules of the New York Stock Exchange.

IV.	Authority and Resources

The Committee shall have the authority to select, retain and terminate any search firm engaged to assist in identifying director candidates and to approve the search firm’s fees and other retention terms. In addition, the Committee may engage outside legal or other advisors as the Committee determines to be necessary, appropriate or advisable in connection with the discharge of its responsibilities hereunder. The Company shall pay to any search firm or outside legal or other advisor retained by the Committee such compensation, including usual and customary expenses and charges, as shall be determined by the Committee. The Company also shall pay such ordinary administrative expenses of the Committee that are necessary, appropriate or advisable in carrying out its duties as shall be determined by the Committee.

V.	Responsibilities

The responsibilities of the Committee shall include the following, along with any other matters as the Board may delegate to the Committee from time to time; provided, however, that, to the extent the Certificate of Incorporation, the By Laws or the Company’s Corporate Governance Guidelines set forth procedures governing the nomination of directors to the Board or any committee of the Board, the Committee shall act in accordance with any such provisions in selecting and nominating directors. In addition, notwithstanding the following, the Committee shall not be responsible for recommending directors to the Board for election or reelection or to fill any vacancy or recommending candidates for any committee of the Board to the extent the right to nominate a director to fill any position on the Board or any committee of the Board has been granted by the Company to another party.

1.	Recommend Criteria for Selection of Directors. The Committee is responsible for developing the criteria for the requisite skills and characteristics of new members of the Board as well as composition of the Board as a whole. The Committee shall periodically review and, if desirable, recommend changes to the criteria for the selection of new members of the Board as adopted by the Board from time to time and as set forth in the Company’s Corporate Governance Guidelines.

2.	Recommend Director Candidates. The Committee shall recommend to the Board a slate of director nominees for election or reelection at each annual meeting of stockholders. The Committee shall identify, recruit and recommend to the Board only those candidates that the Committee believes are qualified to become members of the Board consistent with the criteria for selection of new directors adopted from time to time by the Board and shall consider the performance of incumbent directors in determining whether to recommend them for reelection. The Committee shall consider director nominees timely submitted by the Company’s stockholders in accordance with the notice provisions and procedures set forth in the Certificate of Incorporation and the By Laws and shall apply the same criteria to the evaluation of those director nominees as the Committee applies to other director nominees.

3.	Fill Board and Committee Vacancies. The Committee shall propose to the Board director candidates to fill vacancies on the Board or the committees of the Board in the event of a director’s resignation, death or retirement, a change in composition requirements of the Board or a committee of the Board or the expansion of the Board or a committee of the Board in accordance with the Certificate of Incorporation and the By Laws.

4.	Recommend Members of the Committees. The Committee shall recommend to the Board candidates to serve as members and Chairs of each of the Board’s committees in accordance with the terms of the Certificate of Incorporation, the By Laws and the Company’s Corporate Governance Guidelines. In recommending a director for committee membership, the Committee shall take into consideration the factors set forth in the charter of the applicable committee, if any, as well as any other factors it deems appropriate, including the Company’s Corporate Governance Guidelines, the consistency of the director’s experience and qualifications with the goals of the committee and the interplay of the director’s experience and qualifications with the qualifications and experience of the other members of the committee.

5.	Review Committee Structures. The Committee shall periodically review and, if desirable, recommend to the Board changes in the number, responsibilities and membership of the committees of the Board and recommend that the Board establish any special committees as necessary to properly address ethical, legal or other matters that may arise from time to time.

6.	Review Changed Circumstances of Directors. The Committee shall review the appropriateness of a director’s continued membership on the Board and any committees in light of any change in the director’s employment, relationship with the Company or any other changed circumstance that could affect such director’s independence, qualifications or availability.

7.	Review Corporate Governance Guidelines. The Committee shall periodically review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend to the Board any changes deemed appropriate.

8.	Evaluate Stockholder Proposals. The Committee shall evaluate and make recommendations to the Board regarding stockholder proposals.

9.	Annual Performance Evaluation. The Committee shall coordinate, administer and oversee the annual evaluations and self-evaluations of the Board, the committees of the Board, including a review of the Committee by its members, individual members of the Board and management and present the evaluations to the Board.

10.	Review Charter. The Committee shall review and reassess the adequacy of this Charter at least once a year and recommend any proposed changes to the Board.

VI.	Guidelines for Selecting Director Nominees

The Committee shall consider persons identified by its members, management, stockholders, investment bankers and others as determined advisable by the Committee. The guidelines for selecting director nominees are as follows:

1.	the director nominee should have demonstrated notable or significant achievements in business, education or public service;

2.	the director nominee should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

3.	the director nominee should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

VII.	Adoption

This Charter supersedes and replaces any and all prior charters of the Nominating and Corporate Governance Committee of the Company.

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